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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): November 21, 2000
                                                       (November 21, 2000)



COMMISSION FILE NUMBER: UNITED STATIONERS INC.:        0-10653




                             UNITED STATIONERS INC.
             (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:            DELAWARE                      36-3141189
                         (State or other jurisdiction of    (IRS Employer
                         incorporation or organization)     Identification No.)




                               2200 EAST GOLF ROAD
                        DES PLAINES, ILLINOIS 60016-1267
                                 (847) 699-5000


     (Address, including zip code and telephone number, including area code, of registrant's executive offices)

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                             UNITED STATIONERS INC.




ITEM 5.   OTHER EVENTS

     United Stationers Inc. (Nasdaq: USTR) announced today that it has elected Alex D. Zoghlin to its board of directors.

     Zoghlin, 30, is chief technology officer of Orbitz, a consumer-oriented travel industry portal backed by many of the world's leading airlines, including American, United, Delta, Northwest and Continental. Before joining Orbitz, Zoghlin founded then later sold Sportsgear.com, a business-to-business sporting goods enterprise. Prior to this, Zoghlin was the founder and chief executive officer for Neoglyphics Media Corporation, a leading Web developer serving "Fortune 500" companies, selected government and non-profit organizations. Under Zoghlin's leadership, Neoglyphics was responsible for putting some very high-profile companies--General Motors, Ford, Citibank and Sears--on the Web.

     In 1997, Zoghlin was honored as one of four winners of the KPMG Illinois High Tech Award for contributing to the advancement of high technology business in Illinois. In 1998, he won Sears, Roebuck and Co.'s "Partner In Progress" award. Zoghlin also has been profiled in CRAIN'S CHICAGO BUSINESS as one of "The 100 Most Influential Technology Players". He attended the University of Illinois at Urbana/Champaign, where he worked toward a double degree in Asian studies and statistical economics, and was nominated for a Rhodes scholarship. He co-wrote the first Internet Web server and has an honorary Ph.D. from the University of Gothenburg in Sweden for his work on transactional theory and the Internet. Zoghlin served four years of active duty in the United States Navy as a cryptography specialist. He currently serves on UNICEF's board.

ITEM 7.   EXHIBITS

Exhibit 99.1

     Press release issued by the Company on November 21, 2000.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        United Stationers Inc.



Dated: November 21, 2000                By: /s/ Eileen A. Kamerick
                                           -------------------------------------
                                             Eileen A. Kamerick
                                             Executive Vice President and
                                             Chief Financial Officer